EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA
On January 1, 2022, Apollo Global Management, Inc. completed the previously announced merger transactions with Athene Holding Ltd. ("Athene"). Upon the closing of the merger with Athene, Apollo Global Management, Inc. was renamed Apollo Asset Management, Inc., and became a subsidiary of Tango Holdings, Inc., and Tango Holdings, Inc. was renamed "Apollo Global Management, Inc."

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three and six months ended June 30, 2022. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Asset Management, Inc.’s (f/k/a Apollo Global Management, Inc.) financial statements for the relevant periods.

	As of June 30,2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,544,470	$659	$214	$1,545,343
Restricted cash and cash equivalents	2,151	691,175	—	693,326
Investments (includes performance allocations of $2,565,597 as of June 30, 2022)	5,331,373	346,126	(47,133)	5,630,366
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	16,247	—	16,247
Investments, at fair value	—	925,933	—	925,933
Other assets	—	40,935	(21,229)	19,706
Due from related parties	(571,946)	(2,537)	1,185,796	611,313
Deferred tax assets, net	11,033	—	644,750	655,783
Other assets	989,084	1,377	32,215	1,022,676
Lease assets	615,614	—	—	615,614
Goodwill	264,339	—	(595)	263,744
Total Assets	$8,186,118	$2,019,915	$1,794,018	$12,000,051

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$109,361	$3,243	$515	$113,119
Accrued compensation and benefits	183,245	—	—	183,245
Deferred revenue	38,261	—	—	38,261
Due to related parties	348,127	8,000	1,200,788	1,556,915
Profit sharing payable	1,477,146	—	—	1,477,146
Debt	2,812,965	—	—	2,812,965
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	—	—	—
Notes payable	—	49,990	—	49,990
Other liabilities	—	432,115	—	432,115
Due to related parties	—	370	(370)	—
Other liabilities	302,502	42,300	42,761	387,563
Lease liabilities	685,002	—	—	685,002
Total Liabilities	5,956,609	536,018	1,243,694	7,736,321
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	998,276	4,485	1,002,761
Stockholders’ Equity:
Apollo Asset Management, Inc. Stockholders' Equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of June 30, 2022	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of June 30, 2022	289,815	—	—	289,815
Additional paid in capital	—	(53,507)	1,431,545	1,378,038
Retained earnings	205,181	207,648	(412,829)	—
Accumulated other comprehensive income (loss)	(11,407)	(44,277)	47,828	(7,856)
Total Apollo Asset Management, Inc. Stockholders’ Equity	747,987	109,864	1,066,544	1,924,395
Non-Controlling Interests in consolidated entities	5,940	375,757	—	381,697
Non-Controlling Interests in Apollo Operating Group	1,475,582	—	(520,705)	954,877
Total Stockholders’ Equity	2,229,509	485,621	545,839	3,260,969
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$8,186,118	$2,019,915	$1,794,018	$12,000,051
(1)    Includes eliminations for VIE, fund consolidation and entities not included in the Apollo Operating Group

	For the Six Months Ended June 30, 2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$1,103,372	$—	$(20,426)	$1,082,946
Advisory and transaction fees, net	165,592	—	10,686	176,278
Investment income (loss)	558,059	—	(47,922)	510,137
Incentive fees	8,647	—	(844)	7,803
Total Revenues	1,835,670	—	(58,506)	1,777,164

Expenses:
Compensation and benefits	1,043,009	—	—	1,043,009
Interest expense	63,960	9	456	64,425
General, administrative and other	285,213	5,741	130	291,084
Total Expenses	1,392,182	5,750	586	1,398,518

Other Income (Loss):
Net gains (losses) from investment activities	915,186	16,886	(14,756)	917,316
Net gains from investment activities of consolidated variable interest entities	—	133,918	182,154	316,072
Interest income (loss)	7,399	1,761	(538)	8,622
Other income (loss), net	1,487	(199)	(14,301)	(13,013)
Total Other Income (Loss)	924,072	152,366	152,559	1,228,997
Income (loss) before income tax provision	1,367,560	146,616	93,467	1,607,643
Income tax provision	(17,332)	—	(124,469)	(141,801)
Net Income (Loss)	1,350,228	146,616	(31,002)	1,465,842
Net income attributable to Non-controlling Interests	(544,452)	(256,301)	—	(800,753)
Net Income (Loss) Attributable to Apollo Asset Management, Inc.	805,776	(109,685)	(31,002)	665,089
Series A Preferred Stock Dividends	(8,766)	—	—	(8,766)
Series B Preferred Stock Dividends	(9,563)	—	—	(9,563)
Net Income (Loss) Attributable to Apollo Asset Management, Inc. Class A Common Stockholders	$787,447	$(109,685)	$(31,002)	$646,760

(1)    Includes eliminations for VIE, fund consolidation and entities not included in the Apollo Operating Group

	For the Three Months Ended June 30, 2022
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Asset Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$560,226	$—	$(216)	$560,010
Advisory and transaction fees, net	102,719	—	7,773	110,492
Investment income (loss)	(196,110)	—	3,932	(192,178)
Incentive fees	1,953	—	—	1,953
Total Revenues	468,788	—	11,489	480,277

Expenses:
Compensation and benefits	308,904	—	—	308,904
Interest expense	31,062	5	365	31,432
General, administrative and other	151,583	(881)	19	150,721
Total Expenses	491,549	(876)	384	491,057

Other Income (Loss):
Net gains (losses) from investment activities	143,288	12,017	(9,251)	146,054
Net gains from investment activities of consolidated variable interest entities	—	21,817	14,800	36,617
Interest income (loss)	4,750	1,098	(62)	5,786
Other income (loss), net	12,300	(53)	(77)	12,170
Total Other Income (Loss)	160,338	34,879	5,410	200,627
Income (loss) before income tax provision	137,577	35,755	16,515	189,847
Income tax provision	(8,871)	—	1,244	(7,627)
Net Income (Loss)	128,706	35,755	17,759	182,220
Net income attributable to Non-controlling Interests	(66,550)	(47,549)	—	(114,099)
Net Income (Loss) Attributable to Apollo Asset Management, Inc.	62,156	(11,794)	17,759	68,121
Series A Preferred Stock Dividends	(4,383)	—	—	(4,383)
Series B Preferred Stock Dividends	(4,782)	—	—	(4,782)
Net Income (Loss) Attributable to Apollo Asset Management, Inc. Class A Common Stockholders	$52,991	$(11,794)	$17,759	$58,956

(1)    Includes eliminations for VIE, and Fund consolidation and entities not included in the Apollo Operating Group.